Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference of our report dated March 29, 2018 relating to our audits of financial statements of IntelGenx Technologies Corp. as of and for the years ended December 31, 2017 and 2016 appearing in this Annual Report on Form 10-K of IntelGenx Technologies Corp. for the year ended December 31, 2017.

Richter LLP (Signed)1

Montréal, Québec,
Canada
March 29, 2018

1CPA auditor, CA, public accountancy permit No. A112505